Exhibit 99.1

PTC Therapeutics Appoints Biotech Banking Pioneer

Jessica Chutter to Board of Directors

WARREN, N.J., March 25, 2026 – PTC Therapeutics, Inc., (NASDAQ: PTCT) today announced the appointment of Jessica Chutter to its Board of Directors. Ms. Chutter is a highly accomplished biotechnology investment banker with an extensive list of achievements over her long tenure at Morgan Stanley, including building and leading the bank’s biotechnology franchise.

“I have closely followed Jessica’s illustrious career, and I am proud to welcome her to PTC’s Board of Directors,” said Michael Schmertzler, Chairman of the Board of Directors. “Jessica will play an integral role as the Board continues to work with the management team on charting the company’s next stage of growth."

Ms. Chutter recently retired as Managing Director and Chair of Biotechnology Investment Banking of Morgan Stanley after a distinguished career spanning over 40 years. She helped build the biotechnology banking practice at Morgan Stanley and is widely considered a pioneer in establishing the field of biotechnology investment banking. During her tenure at Morgan Stanley, Ms. Chutter was involved in approximately $80 billion of capital raising and $85 billion of strategic transactions. Ms. Chutter earned a BA in Commerce/Economics from McGill University and an MBA from Harvard University.

“We look forward to Jessica’s contributions as we continue to build the PTC of the future,” said Matthew B. Klein, M.D., Chief Executive Officer of PTC Therapeutics. “Jessica was a trusted advisor to PTC during her time at Morgan Stanley and her broad vision, extensive biotech experience and track record of successful company building will make her a valued Board member.”

“I have been impressed with the transformation of PTC over the past few years into a strong and execution-oriented biotech company well positioned for future success,” said Ms. Chutter. “I look forward to working with Matt, Michael, and the rest of the PTC Board at this important time in the company's growth."

About PTC Therapeutics, Inc.
PTC is a global biopharmaceutical company dedicated to the discovery, development and commercialization of clinically differentiated medicines for children and adults living with rare disorders. PTC is advancing a robust and diversified pipeline of transformative medicines as part of its mission to provide access to best-in-class treatments for patients with unmet medical needs. The company's strategy is to leverage its scientific expertise and global commercial infrastructure to optimize value for patients and other stakeholders. To learn more about PTC, please visit www.ptcbio.com and follow us on LinkedIn, X, Instagram and Facebook.

For more information, please contact:

Investors:

Ellen Cavaleri

+1 (615) 618-8228

ecavaleri@ptcbio.com

Media:

Jeanine Clemente

+1 (908) 912-9406

jclemente@ptcbio.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements contained in this release, other than statements of historic fact, are forward-looking statements, including statements regarding: the future expectations, plans and prospects for PTC; PTC's strategy, future operations, future financial position, future revenues, projected costs; and the objectives of management. Other forward-looking statements may be identified by the words, "guidance", "plan," "anticipate," "believe," "estimate," "expect," "intend," "may," "target," "potential," "will," "would," "could," "should," "continue," and similar expressions.

PTC's actual results, performance or achievements could differ materially from those expressed or implied by forward-looking statements it makes as a result of a variety of risks and uncertainties, including those related to: the outcome of pricing, coverage and reimbursement negotiations with third party payors for PTC's products or product candidates that PTC commercializes or may commercialize in the future; changes in tax and other laws, regulations, rates and policies; the eligible patient base and commercial potential of PTC's products and product candidates; PTC's scientific approach and general development progress; and the factors discussed in the "Risk Factors" section of PTC's most recent Annual Report on Form 10-K, as well as any updates to these risk factors filed from time to time in PTC's other filings with the SEC. You are urged to carefully consider all such factors.

As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. There are no guarantees that any product will receive or maintain regulatory approval in any territory, or prove to be commercially successful.

The forward-looking statements contained herein represent PTC's views only as of the date of this press release and PTC does not undertake or plan to update or revise any such forward-looking statements to reflect actual results or changes in plans, prospects, assumptions, estimates or projections, or other circumstances occurring after the date of this press release except as required by law.